Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 30, 2022, is between RUBICON TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively the “Buyers”).

WITNESSETH

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the principal amount of up to $17,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), of which $7,000,000 shall be purchased upon the signing this Agreement (the “First Closing”), and $10,000,000 shall be purchased on or about the date the initial Registration Statement (as defined in the Registration Rights Agreement) has first been declared effective by the SEC (the “Second Closing”) (individually referred to as a “Closing” collectively referred to as the “Closings”), at a purchase price equal to 100% of the Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on the Schedule of Buyers attached as Schedule I to this Agreement (“Schedule of Buyers”);

The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase pre-paid warrants in the form attached hereto as “Exhibit B” (the “Pre-Paid Warrants”), which shall be exercisable into additional shares of Common Stock as set forth therein (the “Warrant Shares”) for a purchase price of $6,000,000 (the “Pre-Paid Warrant Amount”), and which shall be issued and sold at the First Closing;

The purchase and sale of the Convertible Debentures and Pre-Paid Warrants shall be made in two Closings as set forth herein and is being made pursuant to an exemption from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, on August 31, 2022. the Company entered into a Standby Equity Purchase Agreement with the Buyer or an affiliate thereof (the “Standby Equity Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws;

WHEREAS, prior to the Second Closing, the Company shall enter into Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”) with its transfer agent;

WHEREAS, reference is made to the Term Loan Facility (as defined in the registration statement on Form S-1, registration number 333-267010, as filed with the SEC on August 22, 2022) which provides for $60.0 million of secured term loans, and pursuant to which on or about the date hereof, the parties to the Term Loan Facility have entered into an agreement (the “Term Loan Consent”) consenting to the Subordinate Term Loan Extension.

WHEREAS, reference is made to the Subordinate Term Loan Facility (as defined in the registration statement on Form S-1, registration number 333-267010, as filed with the SEC on August 22, 2022)  which provides for $20 million of secured term loans and pursuant to which on or about the date hereof, the parties to the Subordinate Term Loan Facility have entered into an agreement (the “Subordinate Term Loan Extension”) extending the maturity date under the Subordinate Term Loan Facility.

WHEREAS, reference is made to the Revolving Credit Facility (as defined in the registration statement on Form S-1, registration number 333-267010, as filed with the SEC on August 22, 2022, and the Revolving Credit Facility collectively, along with the Term Loan Facility and the Subordinate Term Loan Facility shall be referred to herein as the “Loan Facilities”) which provides for borrowings of up to $60.0 million, and pursuant to which on or about the date hereof, the parties to the Revolving Credit Facility have entered into an agreement (the “Revolving Credit Extension,” and collectively along with the Term Loan Consent and the Subordinate Term Loan Extension, the “Loan Extensions”) extending the maturity date under the Revolving Credit Facility and consenting to the Subordinate Term Loan Extension,

WHEREAS, reference is made to the OTC Equity Prepaid Forward Transaction (“Forward Purchase Transaction”) entered on August 4, 2022, by and among the Company, Rubicon Technologies, LLC, and ACM ARRT F LLC, a Delaware limited liability company (the “ACM Seller,” together with such other parties to which obligations of ACM Seller were novated, the “FPA Sellers”), which has been terminated on or about the date hereof pursuant to those certain termination agreement with all the FPA Sellers (collectively, the “FPA Terminations”), and

WHEREAS, the Convertible Debentures, the Conversion Shares, the Pre-Paid Warrants, and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company at each Closing Convertible Debentures with the principal amounts corresponding to the amount set forth opposite such Buyer’s name on Schedule of Buyers for a purchase price payable by such Buyer in the amount corresponding to the Purchase Price set forth opposite each Buyer’s name on the Schedule of Buyers, and the Pre-Paid Warrants as set forth on the Schedule of Buyers for the Pre-Paid Warrant Amount.

(b) Closing Dates. Each Closing shall occur at the offices Yorkville Advisors Global, LP, 1012 Springfield Avenue, Mountainside, NJ 07092. The date and time of each Closing shall be as follows: (i) the First Closing shall be 10:00 a.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “First Closing Date”), and (ii) the Second Closing shall be 10:00 a.m., New York time, within three (3) Business Days after the Registration Statement is first declared effective by the SEC, provided the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “Second Closing Date” and collectively referred to as the “Closing Dates”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date, (i) each Buyer shall deliver to the Company the Purchase Price at such Closing, and in the case of the First Closing, the Pre-Paid Warrant Amount, minus any fees or expenses, if any, to be paid directly from the proceeds of such Closing as expressly set forth herein, and (ii) the Company shall deliver to such Buyer, the principal amount of Convertible Debentures, duly executed on behalf of the Company, corresponding with such Buyer’s name on Schedule of Buyers, and in the case of the First Closing, the Company shall issue the Buyer the Pre-Paid Warrants.

(d) Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to the transactions contemplated hereby or any other Transaction Documents (including the Conversion Shares and Warrant Shares) if the issuance of such shares of Common Stock, together with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Voting Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of the New York Stock Exchange (“NYSE”) (the number of shares which may be issued without violating such rules and regulations is 32,401,001 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of NYSE for issuances of shares of Common Stock in excess of such amount or (B) concludes, after consultation with outside counsel to the Company that such approval is not required, which conclusion shall be reasonably satisfactory to the Buyers. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction. “Voting Stock” means the Common Stock and the Class V common stock, par value $0.0001, of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a) Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(f) Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

[NEITHER THIS DEBENTURE/WARRANT NOR THE SECURITIES INTO WHICH THIS DEBENTURE/WARRANT IS CONVERTIBLE/EXERCISABLE HAVE] [THESE SECURITIES HAVE NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Certificates or book entry positions evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer agrees that the removal of restrictive legend from certificates or book entry positions representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer.

(k) General Solicitation. Neither the Buyer, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities by the Buyer.

(l) Evaluation of Risks. The Buyer has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Stock of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Buyer acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Buyer may lose all or a part of its investment.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Buyer:

(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of the Company to consummate the transactions contemplated herein; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war (whether or not declared), sabotage, military or para-military actions or terrorism, or any escalation or worsening of any such acts, or changes in global, national or regional political or social conditions; (ii) earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization or any other reputable third party organization (including the COVID-19 virus) or other natural or man-made disasters; (iii) changes or proposed changes in GAAP (or any interpretation thereof) first announced after the date of this Agreement; (iv) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world; (v) events or conditions generally affecting the industries and markets in which the Company operates; (vi) any failure to meet any projections, forecasts, estimates, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vi) shall not prevent a determination that any change, event, or occurrence underlying such failure (unless otherwise excluded by the other clauses of this proviso) has resulted in a Material Adverse Effect; (vi) changes or proposed changes in Applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Entity first announced after the date of this Agreement; or (vii) any action taken by, or at the written request of, the Buyer or any actions required to be taken by Applicable Law; provided, however, that if a change or effect related to clause (ii) or clauses (iii) through (vi) disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, compared to other Persons operating in the same industry as the Company and its Subsidiaries, then such disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, the Pre-Paid Warrant, the Irrevocable Transfer Agent Instructions, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon conversion of the Convertible Debentures. The Conversion Shares, upon issuance or conversion in accordance with the Convertible Debentures, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d) NYSE. As soon as practicable following the First Closing Date, the Company shall make all required submissions to NYSE regarding the Conversion Shares and, prior to filing the Registration Statement, shall have not received any notice objecting to the listing of such shares from NYSE.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the Principal Market and including all applicable laws, rules and regulations of the State of Delaware) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(f) Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which, except as contemplated by Section 1(d), does not require obtaining the approval of the stockholders of the Company or any other Person or Governmental Entity, and the Principal Market has completed its review of the related Supplemental Listing Application form. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(g) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to such Buyer’s knowledge, an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to such Buyer’s knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer (nor any affiliate of any Buyer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(h) No Integrated Offering. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company other than the Standby Equity Agreement.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debentures in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(k) SEC Documents; Financial Statements. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act since October 14, 2021 (all of the foregoing filed since such date or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act (including any registration statements filed hereunder and the Registration Statement on Form S-4 declared effective by the SEC on July 5, 2022), being hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which will not be material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries (as defined below) contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(l) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the Registration Statement on Form S-1 filed by the Company on August 22, 2022, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, has the Company or any Subsidiary received notice that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the one year prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(n) Foreign Corrupt Practices. For the last five years, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable anti-bribery or anti-corruption laws, nor to the knowledge of the Company (after reasonable due inquiry) has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(o) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital of the Company consists of 975,000,000 shares of capital stock, consisting of 690,000,000 shares of Class A common stock, par value $0.0001 per share, 275,000,000 shares of Class V common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, the Company had 47,932,649 shares of Class A common stock (after giving effect to the cancellation of 2,222,119 shares of Class A common stock in connection with the FPA Terminations), 114,886,453 shares of Class V common stock and no shares of preferred stock outstanding.

(ii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.

(iii) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (G) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(iv) Organizational Documents. The Company has furnished to the Buyers or filed on EDGAR true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

(p) Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.

(q) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. In accordance with the previous sentence, the Company currently maintains no insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(s) Registration Eligibility. The Company is eligible to register the resale of the Conversion Shares by the Buyers using Form S-1 promulgated under the 1933 Act, subject to any limitations imposed by the SEC in respect of “disguised primary offerings”.

(t) Shell Company Status. The Company ceased to be an issuer described in Rule 144(i)(1)(i) on August 19, 2022.

(u) Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(v) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(w) Private Placement. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. Assuming compliance with the Exchange Cap, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market.

4. COVENANTS.

(a) Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures and Pre-Paid Warrants are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b) Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt.

(c) Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(d) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be, each an “Eligible Market”), subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Eligible Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c). “Underlying Securities” means the (i) the Conversion Shares and the Warrant Shares, and (ii) any common stock of the Company issued or issuable with respect to the Conversion Shares or the Warrant Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures or the Pre-Paid Warrants.

(e) Fees. The Company shall pay to the Buyer a commitment fee (the “Commitment Fee”) equal to $2,040,000. The Commitment Fee shall be deducted from the gross proceeds of the First Closing and paid to the Buyer at the First Closing.

(f) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(g) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the second Business Day after the date of this Agreement, the Company shall file a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) (including all attachments, the “Current Report”). From and after the filing of the Current Report, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company understands and confirms that each of the Buyers will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion).

(h) Reservation of Shares. During the Reporting Period, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of all the Convertible Debentures then outstanding (assuming for purposes hereof that (x) the Convertible Debentures are convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures) (the “Maximum Conversion Shares”), and the number of Warrant Shares then underlying the Pre-Paid Warrant (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(h) be reduced other than proportionally in connection with any conversion and/or redemption, or reverse stock split. If at any time the number of shares of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the Required Reserve Amount the Company shall promptly call and hold a shareholder meeting for the purpose of seeking the consent of the shareholders of the Company pursuant to the rules of the NYSE for the issuance of all shares of Common Stock that could be issued pursuant to the Convertible Debentures and the Warrants. The recommendation of the Company’s Board of Directors shall be to vote in favor of such proposal, and the Company shall solicit proxies from its shareholders in connection therewith and management-appointed proxyholders shall vote their proxies in favor of such proposal.

(i) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(j) Short Selling. The Buyer hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Common Stock during the period commencing on the date hereof and ending when no Convertible Debentures or Pre-Paid Warrants remain outstanding. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

(k) Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company with trading reports setting forth the number and average sales prices of Conversion Shares sold the Buyer during the prior trading week.

(l) From the date hereof until all the Convertible Debentures have been repaid, unless the holders of at least 75% in principal amount of the then outstanding Convertible Debentures shall have given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly, (i) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures, (ii) make any payments in respect of any indebtedness owed to an “affiliate” (as defined under Rule 144), other than payments among the Company and its Subsidiaries, (iii) amend, supplement, restate, withdraw, terminate or otherwise modify the Loan Facilities and the Loan Extensions in a way that would be materially adverse to the interests of the Buyer, including, without limitation, any acceleration or increase of payments, (iv) amend, supplement, restate, withdraw, terminate or otherwise modify the FPA Terminations in a way that would be materially adverse to the interest of the Buyer, which shall include any increase to the Common Shares issuable thereunder, or shortening to any lock-up periods therein, (v) other than in respect of the Convertible Debentures and Warrants, issue any Common Shares in any transactions that may be considered part of the same series of transactions for the purposes of the Exchange Cap, unless the Exchange Cap limitation shall not apply in accordance with the terms of Section 1(d) hereof, (vi) effect any Advances (as defined in the Standby Equity Agreement) (X) if the number of Conversion Shares that remain available to be sold by the Buyer pursuant to an effective registration statement is less than 2.5 times the Maximum Conversion Shares at such time, or (Y) if the Buyer has submitted a notice of conversion to convert any portion of the Convertible Debentures or a notice of exercise of any portion of the Warrant to receive Common Shares within the prior five Trading Days, or (vii) enter into, agree to enter into, or effect any Variable Rate Transaction, other than any Variable Rate Transaction with the Buyer.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price, exchange rate or other price varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, and excluding, without limitation, any repayment or conversion feature (including any “make-whole”) in connection with a change of control or similar transaction involving the Company or in connection with any redemption of the securities), or (ii) enters into any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Stock. Notwithstanding anything to the contrary contained herein, a Variable Rate Transaction shall not include (x) the Standby Equity Agreement or the transactions contemplated thereby, (y) the Loan Facilities or the transactions contemplated thereby or any refinancing or recapitalization of the Loan Facilities, or (z) the Company’s existing and outstanding warrants and any conversion or adjustment thereto in accordance with their terms.

(m) Required Offering. Within 45 days of the date hereof, the Company shall use commercially reasonable efforts to conclude an offering of securities (the “Required Offering”) pursuant to which the Company shall issue and sell securities of the Company consisting of equity or debt securities that are convertible into shares of Common Stock to existing shareholders of the Company and management of the Company, provide that, (i) such securities shall not involve a Variable Rate Transaction, and (ii) the holders of such securities shall be locked up and restricted from selling any shares of Common Stock acquired in any such offering prior to January 1, 2024.

(n) Notwithstanding anything to the contrary set forth in the SEC Documents or any contract publicly available or discoverable by the Investor, there are no terms or conditions in the Loan Facilities and the Company has no contractual or other prohibitions or restrictions with any other party against (a) fully performing each and every obligation under the Transaction Agreements, or (b) any subsidiary of the Company other than Rubicon Technologies Holdings, LLC, upstreaming cash, or repaying to the Company, any cash or cash equivalents received by such subsidiary from the Company or, (c) in the case of Rubicon Technologies Holdings, LLC, such subsidiary performing its obligations under New Securities or Equivalent Units (as defined in the Eighth Amended and Restated Limited Liability Company Agreement) issued to the Company that have the same terms as the Convertible Debentures and the Pre-Paid Warrants. Neither the Company nor any subsidiary of the Company shall amend the Loan Facilities or the Loan Extensions or enter into any contracts that would result in the Company or any subsidiary violating the foregoing. The Company acknowledges and agrees that given its familiarity with the time pressures under which the Company and the Investor are operating and the complexity of the SEC Documents that it is reasonable for the Investor to rely exclusively on this provision, and in any disputes that may arise the Company agrees that it shall not take a contrary position to that set forth herein.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures and Pre-Paid Warrants in which the Company shall record the name and address of the Person in whose name the Convertible Debentures and Pre-Paid Warrants have been issued (including the name and address of each transferee), the amount of Convertible Debentures and number of Pre-Paid Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures and the Pre-Paid Warrants to each Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price and Pre-Paid Warrants Amount (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(d)) for the Convertible Debentures and Pre-Paid Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Closing Statement.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Convertible Debentures and the Pre-Paid Warrants at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Convertible Debenture with a principal amount corresponding to the Principal Amount of Convertible Debentures set forth opposite such Buyer’s name on Schedule of Buyers for such Closing and the Pre-Paid Warrant.

(b) Such Buyer shall have received the opinion of counsel to the Company, dated as of the First Closing Date in a form agreed between such Buyer and such counsel prior to the date of this Agreement.

(c) The Company shall have delivered to each Buyer copies of its and each Subsidiary’s certified copies of its charter, as well as any shareholder or operating agreements by or among the shareholders or members of any of the Company’s Subsidiaries.

(d) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Closing Date.

(e) Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(f) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(g) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i) Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debentures).

(j) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(k) Such Buyer shall have received a letter, duly executed by an officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(l) (i) From the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and (ii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(m) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(n) No event that would constitute an event of default under the Revolving Credit Facility, the Term Loan Facility, and Subordinate Term Loan Facility shall have occurred and be continuing.

(o) Solely with respect to the Second Closing, the Registration Statement with respect to at least 18,000,000 Conversion Shares shall have been declared effective in accordance with the provisions set forth in the Registration Rights Agreement.

(p) Solely with respect to the Second Closing, the Company shall have completed the Required Offering and received gross proceeds for such transaction of at least $15 million.

(q) Solely with respect to the Second Closing, the Company shall have entered into Irrevocable Transfer Agent Instructions irrevocably authorizing the Company’s transfer agent to issue shares to the Buyer upon conversion of the Convertible Debentures, exercise of the Warrants, and the closing of Advances pursuant to the Standby Equity Agreement.

8. TERMINATION; NON-EXCLUSIVE AGREEMENT.

(a) In the event that the First Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures and Pre-Paid Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(b) Notwithstanding anything contained herein, but subject to the limitations set forth in Section 4(l), this Agreement and the rights awarded to the Buyers hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities that may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	RUBICON TECHNOLOGIES, INC.
100 W Main Street Suite 610 Lexington, KY 40507 Attention: General Counsel E-Mail: bill.meyer@rubicon.com

With Copy to:	Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105-0921 Attention: Stewart McDowell; Evan D’Amico E-Mail: smcdowell@gibsondunn.com; edamico@gibsondunn.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,
With copy to:	David Fine, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(g) Indemnification. The provisions of Section 6 of the Registration Rights Agreement are incorporated herein by reference mutatis mutandis.

(h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
RUBICON TECHNOLOGIES, INC.

By:	/s/ Kevin Schubert
Name:	Kevin Schubert
Title:	President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
	Name:	Matt Beckman
	Title:	Member

LIST OF EXHIBITS:

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

EXHIBIT B

FORM OF PRE-PAID WARRANTS

SCHEDULE I

SCHEDULE OF BUYERS

Buyer		Principal Amount of Convertible Debentures	Purchase Price

YA II PN, Ltd.
1012 Springfield Avenue	First Closing	$7,000,000	$7,000,000
Mountainside, NJ 07092	Second Closing	$10,000,000	$10,000,000
Facsimile: (201) 985-8266
Email: Legal@yorkvilleadvisors.com
	Aggregate:	$17,000,000	$17,000,000

Legal Representative’s Address and Facsimile Number
David Fine, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Email: Legal@yorkvilleadvisors.com

The Pre-Paid Warrants shall be purchase by YA II PN, Ltd. at the First Closing for the Pre-Paid Warrant Amount equal to $6,000,000.

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